Exhibit 10.9
LOAN AND SECURITY AGREEMENT
No. V06101
This Loan and Security Agreement (this “Loan Agreement”), made as of February 3, 2006 by and between RITCHIE CAPITAL FINANCE, L.L.C. (“Lender”), a Delaware limited liability company with its principal place of business at 2100 Enterprise Avenue, Geneva, Illinois 60134, and SPS Commerce, Inc. (“Borrower”), a Delaware corporation with its principal place of business at 333 South Seventh Street, Minneapolis, MN 55402.
In consideration of the promises set forth herein, Lender and Borrower agree upon the following terms and conditions:
1. General Definitions
The following words, terms and /or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof giving effect to the numerical difference:
     A. “Account” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include all accounts receivable, book debts, rights to payment, and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Borrower (including under any trade name, style or division thereof), whether or not arising out of goods or software sold or licensed or services rendered by Borrower or from any other transaction (including any such obligation that may be characterized as an account or contract right under the UCC), and all of Borrower’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower’s rights to any goods represented by any of the foregoing (including unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower), now in existence or hereafter occurring, including the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.
     B. “Account Debtor” means any Person obligated on an Account.
     C. “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
     D. “Approved Foreign Account Debtors” means the collective reference to those Account Debtors whose operations are located primarily in Canada; provided that Lender may disqualify one or more Persons as Approved Foreign Account Debtors in the exercise of its Permitted Discretion after consultation with Borrower (with any such disqualification to be effective five (5) Business Days after delivery of notice thereof to Borrower).
     E. “Borrower’s Liabilities” shall mean all obligations and liabilities of Borrower to Lender (including without limitation all debts, claims, and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, which are evidenced, created, incurred, acquired, owing or arising under this Loan Agreement and/or any promissory note or other instrument issued pursuant hereto or the “Other Agreements” (hereinafter defined).
     F. “Borrowing Base” means, at any time, (a) 85% multiplied by Borrower’s Eligible Accounts (other than Eligible Accounts of Approved Foreign Account Debtors) at such time, plus (b) 70% multiplied by Borrower’s Eligible Accounts of Approved Foreign Account Debtors, minus (c) any Reserves heretofore established by Lender. Lender may, in its Permitted Discretion, adjust Reserves after consultation with Borrower, with any such changes to be effective five (5) Business Days after delivery of notice thereof to Borrower.
     G. “Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by the chief financial officer of Borrower, in substantially the form of Exhibit B or another form which is acceptable to Lender in its sole discretion.

     H. “Business Day” means a day of the year on which banks are not required or authorized to close in New York City, Chicago, Illinois or Minneapolis, Minnesota.
     I. “Cash” means all cash, money (as such term is defined in the UCC), currency, and liquid funds, wherever held, in which Borrower now or hereafter acquires any right, title, or interest.
     J. “Change of Control” means the occurrence of either of the following: (a) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes, after the date of this Loan Agreement, the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 30% of the total voting power of all capital stock then outstanding of Borrower, or (b) a majority of the members of the Board of Directors of Borrower shall not constitute Continuing Directors.
     K. “Charges” shall mean all national, federal, state, county, city, municipal and/or other governmental taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the Collateral, Borrower’s Liabilities, Borrower’s business, Borrower’s ownership and/or use of any of its assets, and/or Borrower’s income and/or gross receipts, other than those not yet due and payable or being contested in good faith by appropriate proceedings.
     L. “Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
     M. “Cleanup” means all actions required to: (1) clean up, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.
     N. “Collateral” has the meaning set forth in Section 5.1 hereof.
     O. “Continuing Director” means (a) any member of the Board of Directors of Borrower who was a director of Borrower on the date of this Loan Agreement, and (b) any individual who becomes a director of Borrower after the date of this Loan Agreement if such individual (i) is an officer (or comparable manager), constituent general partner or nominee of any Person who is a holder of preferred stock of Borrower as of the date of this Loan Agreement, or (ii) is the President or Chief Executive Officer of Borrower, or (iii) was appointed or nominated for election to the Board of Directors of Borrower by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors of Borrower in an actual or threatened election contest relating to the election of directors of Borrower (as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended) and whose initial assumption of office resulted from such contest or the settlement thereof.
     P. “Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest
     Q. “Copyrights” means all of the following property, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, of any State thereof or of any other country; (iii) all continuations, renewals or extensions thereof; and (iv) all registrations to be issued under any pending applications.
     R. “Default” means any condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
     S. “Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and in any event includes any checking account, savings account, or certificate of deposit now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

     T. “Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
     U. “Eligible Accounts” means, at any time, the Accounts of Borrower arising in the ordinary course of business with respect to goods or software sold or licensed or services rendered by Borrower, including without limitation, monthly subscription license payments, perpetual license payments, professional services billings and support and training billings, provided that Eligible Accounts shall not include any Account:
     (a) which is not subject to a first priority perfected security interest (subject to Permitted Liens) in favor of Lender;
     (b) which is owed by an Account Debtor which (i) does not maintain its chief executive office in the United States or (ii) is not organized under applicable law of the United States or any state of the United States unless, in either case, such Account is owed by an Approved Foreign Account Debtor;
     (c) which is unpaid more than ninety (90) days after the date of the original invoice therefor;
     (d) which is owing by an Account Debtor for which more than 25% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;
     (e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to Borrower exceeds 20% of the aggregate Eligible Accounts;
     (f) with respect to which any covenant, representation, or warranty contained in this Loan Agreement or in any Other Agreement has been breached or is not true in any material respect;
     (g) which (i) is not evidenced by an invoice or other documentation reasonably satisfactory to Lender which has been sent to the Account Debtor, (ii) represents a progress billing, (iii) represents obligations that do not arise from final sales or which are otherwise contingent upon Borrower’s completion of any further performance, (iv) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (iv) relates to payments of interest;
     (h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by Borrower or if such Account was invoiced more than once;
     (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;
     (j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent; (vi) ceased operation of its business or (vii) sold all or a substantially all of its assets;
     (k) which, if owed by any Account Debtor which is a distributor, is payable by any Person other than such Account Debtor;
     (l) which is owed in any currency other than U.S. dollars;
     (m) which is owed by the government of the United States, or any department, agency, public corporation, or instrumentality thereof;
     (n) which is owed by any Affiliate, employee, officer, director or stockholder of Borrower;
     (o) which, for any Account Debtor, exceeds a credit limit determined by Lender in the exercise of its Permitted Discretion after consultation with Borrower (with any such determination to be effective five (5) Business Days after delivery of notice thereof to Borrower), to the extent of such excess;

     (p) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which Borrower is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;
     (q) which is subject to any counterclaim, deduction, defense, setoff or dispute, but only to the extent of the amount of such counterclaim, deduction, defense, setoff or dispute;
     (r) which is evidenced by any promissory note, chattel paper or instrument not in the possession of Lender;
     (s) which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless Borrower has filed such report or qualified to do business in such jurisdiction;
     (t) with respect to which Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and Borrower created a new receivable for the unpaid portion of such Account;
     (u) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System;
     (v) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than Borrower has or has had an ownership interest in such goods, or which indicates any party other than Borrower as payee or remittance party;
     (w) which was created on cash on delivery terms; or
     (x) which Lender determines may not be paid by reason of the Account Debtor’s inability to pay or which Lender otherwise determines is unacceptable for any reason whatsoever, in each case in the exercise of its Permitted Discretion after consultation with Borrower (with any such determination to be effective five (5) Business Days after delivery of notice thereof to Borrower).
In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, Borrower shall notify Lender thereof on and at the time of submission to Lender of the next Borrowing Base Certificate. In determining the amount of an Eligible Account, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending or of which the Account Debtor is permitted to avail itself under the credit terms provided to such Account Debtor, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by Borrower to reduce the amount of such Account. Standards of eligibility may be made less restrictive from time to time by Lender in its sole discretion, with any such changes to be effective immediately upon delivery of notice thereof to Borrower, and made more restrictive from time to time by Lender in its Permitted Discretion after consultation with Borrower, with any such changes to be effective five (5) Business Days after delivery of notice thereof to Borrower.
     V. “Eligible Assignee means (i) any Affiliate of Lender or any fund managed by an Affiliate of Lender, or (ii) any commercial bank organized under the laws of the United States or any state thereof having total assets in excess of $100,000,000, or any finance company, insurance company or other financial institution that is principally engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $100,000,000.
     W. “Environmental Claim” means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, an obligation to conduct a Cleanup or potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence or release of any Hazardous Materials at any location, whether or not owned, leased or operated by Borrower or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.
     X. “Environmental Laws” means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws relating to releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, disposal, transport or handling of Hazardous Materials, laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials and laws relating to the management or use of natural resources.
     Y. “Equipment” means any “equipment”, as such term is defined in the UCC, and in any event shall include but not be limited to computers and peripherals, laboratory equipment, manufacturing equipment, networking equipment, switching and backbone equipment, servers and routers and other hardware including disk drives and laser printers, office furniture, fixtures and office equipment, test and other equipment, and software, and all accessions, additions, attachments, accessories and improvements thereof and all replacements and/or substitutions therefore and all proceeds and products thereof.
     Z. “Equipment Loan” has the meaning set forth in Section 2.1(b) hereof.
     AA. “Event of Default” has the meaning set forth in Section 8.1 hereof.
     BB. “Financials” shall mean those financial statements described in Section 7.3 hereof.
     CC. “Fixtures” means any “fixtures,” as such term is defined in the UCC, together with all right, title and interest of Borrower in and to all extensions, improvements, betterments, accessions, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
     DD. “General Intangibles” means any “general intangibles,” as such term is defined in the UCC, and, in any event, shall include all right, title and interest which Borrower may now or hereafter have in or under any rights to payment; payment intangibles; software; proprietary or confidential information; business records and materials; customer lists; interests in partnerships, joint ventures, business associations, corporations, and limited liability companies; permits; claims in or under insurance policies (including unearned premiums and retrospective premium adjustments); and rights to receive tax refunds and other payments and rights of indemnification now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
     EE. “Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
     FF. “Hazardous Materials” means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. §300.5, or defined as such by, or regulated as such under, any Environmental Law.
     GG. “Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
     HH. “Intellectual Property” means all Copyrights; Trademarks; Patents; and Licenses; and applications therefor and reissues, extensions, or renewals thereof; and goodwill associated with any of the foregoing; together with rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.
     II. “Inventory” means any “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include all Goods and personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or is held by others for Borrower’s account, including all such property covered by purchase orders and contracts with suppliers and all such Goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.
     JJ. “Investment Property” means all “investment property,” as such term is defined in the UCC, and in any event includes any certificated security, uncertificated security, money market funds, bonds, mutual funds, and U.S. Treasury bills or notes, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
     KK. “Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, including any right to payment or performance under any letter of credit.
     LL. “License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.
     MM. “Loan” has the meaning set forth in Section 2.2 hereof.
     NN. “Material Adverse Effect” means a material adverse effect upon (i) the business operations, properties (taken as a whole), assets (taken as a whole), results of operations or condition (financial or otherwise) of Borrower, (ii) the prospect of repayment of any portion of Borrower’s Liabilities, (iii) the validity, perfection, value or priority of Lender’s security interest in a material portion of the Collateral, (iv) the enforceability of any material provision of this Loan Agreement, the Warrants or any Other Agreement or (v) the ability of Lender to enforce its rights and remedies under this Loan Agreement, the Warrants or any Other Agreement
     OO. “Other Agreements” shall mean all agreements, instruments and documents, including, without limitation, any notes, guaranties, letters of credit, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, account pledge and control agreements, fee arrangements, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf and/or for the benefit of Borrower and delivered to Lender under or in connection with this Loan Agreement (other than the Warrant and the Stockholders Agreements).
     PP. “Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.
     QQ. “Patents” means all of the following property, now owned or hereafter acquired by Borrower: (a) all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.
     RR. “Permitted Debt” means (i) Borrower’s indebtedness to Lender under this Loan Agreement or any of the Other Agreements; (ii) indebtedness of Borrower existing on the date hereof and set forth on Schedule lRR hereto; (iii) indebtedness to trade creditors incurred and paid in the ordinary course of business on ordinary trade terms and accrued expenses incurred in the ordinary course of business; (iv) indebtedness (including capitalized leases) incurred for the purpose of financing all or any part of the acquisition costs of Equipment or software, and indebtedness assumed in connection with the acquisition of any such assets or secured by a lien on any such assets prior to the acquisition thereof (and not incurred in contemplation of such acquisition), provided that the aggregate outstanding principal amount of such indebtedness shall not exceed $1,500,000 at any time during the term of this Loan Agreement; (v) indebtedness of Borrower secured by Permitted Liens (as defined below); and (vi) any extension, renewal or refinancing of the indebtedness described in (ii) or (iv), provided that the principal amount of such indebtedness may not be increased, except to the extent necessary to pay reasonable and customary fees and expenses associated with such extension, renewal or refinancing.
     SS. “Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

     TT. “Permitted Liens” means (i) liens arising under this Loan Agreement or any of the Other Agreements; (ii) liens existing as of the date of this Loan Agreement and set forth on Schedule 1TT hereto; (iii) liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its financial statements, provided that the proceeding contesting such taxes, fees, assessments, charges or levies shall stay the sale, disposition, foreclosure or forfeiture of any asset subject to such lien; (iv) liens securing indebtedness permitted by clause (iv) of the definition of “Permitted Debt”, so long as such liens secure only the Equipment or software acquired by Borrower and the proceeds thereof; (v) leases or subleases of real property granted in the ordinary course of Borrower’s business; (vi) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like liens imposed by law, securing obligations arising in the ordinary course of business that either are not delinquent or are being contested in good faith and for which Borrower maintains adequate reserves on its financial statements, provided that the proceeding contesting such obligations shall stay the sale, disposition, foreclosure or forfeiture of any asset subject to such lien; (vii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (viii) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, customs bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (ix) judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.I(k) hereof and deposits to secure the performance of appeal bonds; (x) statutory or common law liens and rights of setoff of banks and securities intermediaries as to deposit accounts or securities accounts maintained thereby; and (xi) liens securing indebtedness described in clause (vi) of the definition of Permitted Debt, provided, that any such lien may only encumber the property securing the indebtedness being extended, renewed or refinanced.
     UU. “Person” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).
     VV. “Prime Rate” for each month means the rate of interest announced by Bank One, N.A., or its successor, as its prime rate on the first Business Day of such month.
     WW. “Proceeds” means “proceeds,” as such term is defined in the UCC
     XX. “Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.
     YY. “Reserves” means any and all reserves which Lender deems necessary, in its Permitted Discretion, to maintain (a) to reflect any impediments to Lender’s ability to realize on the Accounts or to reflect costs, expenses and other amounts Lender may incur or be required to pay to realize on the Accounts (including, without limitation, any such reserves for rent at locations leased by Borrower and for consignee’s, warehousemen’s and bailee’s charges, for dilution of Accounts, for direct and contingent obligations owed to third parties, for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and for taxes, fees, assessments, and other governmental charges), or (b) for accrued and unpaid interest on the Borrower’s Liabilities.
     ZZ. “Revolving Advance” has the meaning set forth in Section 2.1 (c) hereof.
     AAA. “Revolving Commitment” means the commitment of Lender to make Revolving Advances hereunder, subject to the terms hereof, as such commitment may be (a) reduced from time to time pursuant to Section 4.3 or Section 8.2 and, (b) increased on any Rollover Date from time to time in an amount equal to the Rollover Amount applicable to such Rollover Date. The initial amount of Lender’s Revolving Commitment is One Million Two Hundred Fifty Thousand Dollars ($1,250,000).
     BBB. “Revolving Loan” means, at any time, all Revolving Advances outstanding at such time.
     CCC. “Revolving Loan Termination Date” shall mean the earliest of (a) January 31, 2008, (b) the date of termination of the Revolving Commitments pursuant to Section 4.3 hereof and (c) the date on which Borrower’s Liabilities become due and payable pursuant to Section 8.2 hereof.
     DDD. “Rollover Amount” means, with respect to any Rollover Date, the principal amount of the Term Loan or the Equipment Loan repaid during the immediately preceding calendar quarter and, in the case of the first

Rollover Date, the amount of the commitment to make Equipment Loans that remained unused immediately prior to termination of that commitment.
     EEE. “Rollover Date” means the first day of any calendar quarter occurring prior to the Revolving Loan Termination Date, commencing April 1, 2007.
     FFF. “Stockholders Agreements” means, collectively, that certain Fourth Amended and Restated Registration Rights Agreement dated as of May 16, 2003 by and among the Borrower and the stockholders of the Borrower named therein and in joinders thereto and that certain Fourth Amended and Restated Voting and Co-Sale Agreement dated as of May 16, 2003 by and among the Borrower and the stockholders of the Borrower named therein and in joinders thereto.
     GGG. “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.
     HHH. “Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
     III. “Term Loan” has the meaning set forth in Section 2.1(a) hereof.
     JJJ. “Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
     KKK. “Trademarks” means all of the following property, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, and designs of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.
     LLL. “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the security interest granted hereunder in any Collateral (as hereinafter defined) or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in other jurisdiction(s), then “UCC” means the Uniform Commercial Code as in effect on or after the date hereof in such other jurisdiction(s) for the purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection, or priority or availability of such remedy.
     MMM. “Warrant” has the meaning set forth in Section 2.5(b) hereof.
2. The Loans
2.1 (a) Term Loan. Subject to Section 2.5, Lender shall loan to Borrower on or prior to February 28, 2006 a term loan (the “Term Loan”) pursuant to the terms and conditions hereof, in an amount equal to Two Million Dollars ($2,000,000.00), the proceeds of which may be used to fund the purchase of assets of Owens Direct, Inc., to refinance existing indebtedness of Borrower, to pay related transaction fees and expenses, for working capital and for other general corporate purposes. This is not a revolving line of credit and Borrower may not repay and reborrow under this Section 2.1(a) the amounts advanced or to be advanced under this Section 2.1(a). The Term Loan shall be made on verbal notice given by Borrower to Lender no later than 2:00 p.m. (prevailing Chicago time) not less than three (3) Business Days prior to the date of such proposed borrowing. The Term Loan shall be repaid in six (6) interest only payments followed by thirty-nine (39) equal monthly scheduled installments of principal and interest (paid in arrears), such payments to be made on the first Business Day of each month commencing on the first Business Day of the month following the date of such borrowing (the “Initial Term Loan Payment Date”); provided, however, that if the Initial Term Loan Payment Date is not at least 15 days after the date the Term Loan is made, such payments shall commence on the first Business Day of the immediately succeeding month and Borrower shall make one additional interest only payment on the Initial Term Loan Payment Date.
     (b) Equipment Loan. Subject to Section 2.5, Lender shall loan to Borrower from time to time on or prior to July 31, 2006, one or more equipment loans (the “Equipment Loan”) pursuant to the terms and conditions hereof, in an aggregate amount not to exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00), the proceeds of which shall be used to purchase Equipment and to refinance certain indebtedness of Borrower to Silicon Valley Bank used to purchase Equipment. In no event shall the aggregate amount of the advances made hereunder exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00). This is not a revolving line of credit and Borrower may not repay and re-borrow under this Section 2.1 (b) the amounts advanced or to be advanced under this Section 2.1(b). Each Equipment Loan shall be made on notice (substantially in the form of Exhibit C hereto and setting forth a schedule describing in detail the Equipment against which an advance is to be made hereunder) given by Borrower to Lender no later than 2:00 p.m. (prevailing Chicago time) not less than three (3) Business Days prior to the date of such proposed borrowing. Each Equipment Loan shall be repaid in thirty-six (36) equal monthly scheduled installments of principal and interest (paid in arrears), such payments to be made on the first Business Day of each month commencing on the first Business Day of the month following the date of such Equipment Loan borrowing (the “Initial Equipment Loan Payment Date”); provided, however, that if the Initial Equipment Loan Payment Date is not at least 15 days after the date the Equipment Loan is made, such payments shall commence on the first Business Day of the immediately succeeding month and Borrower shall make one interest only payment on the Initial Equipment Loan Payment Date.
     (c) Revolving Loan. On the terms and subject to the conditions contained in this Loan Agreement, Lender agrees to make revolving advances to Borrower (each, a “Revolving Advance”) from time to time on any Business Day during the period from the date hereof until the Revolving Loan Termination Date in an aggregate principal amount at any time outstanding for all such Revolving Advances not to exceed the lesser of (x) the Revolving Commitment at such time and (y) the Borrowing Base at such time. Each borrowing of a Revolving Advance shall be made on notice (substantially in the form of Exhibit D hereto) given by Borrower to Lender not later than noon (prevailing Chicago time) not less than 1 Business Day prior to the date of such proposed borrowing. Each borrowing of a Revolving Advance shall be in an aggregate amount of not less than $250,000. Borrower may not borrow more than two (2) Revolving Advances in any calendar month. Subject to the terms and conditions contained in this Loan Agreement, the Revolving Advances repaid may be reborrowed by Borrower under this Section 2.1(c). Borrower shall repay the entire unpaid principal amount of the Revolving Loan in full on the Revolving Loan Termination Date.
2.2 Evidence and Nature of Loans. The Term Loan, the Equipment Loan and each Revolving Advances to be made by Lender to Borrower pursuant to this Loan Agreement (each, a “Loan”) will be evidenced by one or more promissory notes (in form and substance reasonably satisfactory to Lender) to be executed and delivered by Borrower to Lender before or concurrently with Lender’s disbursement of such Loan to or for the account of Borrower. All of Borrower’s Liabilities (including all Loans under this Loan Agreement) shall be secured by Lender’s security interest in the Collateral and by all other security interests, liens, claims and encumbrances now and/or from time to time hereafter granted by Borrower to Lender hereunder or under the Other Agreements.
2.3 Use of Proceeds. Borrower warrants and represents to Lender that Borrower shall use the proceeds of each Loan made by Lender to Borrower pursuant to this Loan Agreement and any advances made pursuant to the Other Agreements solely for legal and proper corporate purposes (duly authorized by its Board of Directors) and consistent with all applicable laws and statutes.
2.4 Direction to Remit. Borrower hereby authorizes and directs Lender to disburse, for and on behalf of Borrower and for Borrower’s account, the proceeds of the Loan made by Lender to Borrower pursuant to this Loan Agreement to such Person or Persons as an officer or director of Borrower shall direct, whether in writing or orally.
2.5 Conditions Precedent. (a) The following conditions precedent must be met before each Loan is made hereunder: (i) No event, condition or change that has had, or could reasonably be expected to have, a Material Adverse Effect shall have occurred since the date of this Agreement; (ii) The representations and warranties contained in this Loan Agreement and in the Warrants and the Other Agreements shall be true and correct in all material respects on and as of the date of such Loan, (iii) As of the date of such Loan, no event shall have occurred and be continuing or would result from such Loan or the application of the proceed thereof that would constitute an Event of Default or a Default, and (iv) As a condition to each Revolving Advance, Lender shall have received a

Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as Lender may reasonably request, all as of a date no more than 30 days prior to the date of such Revolving Advance.
     (b) In addition, the following conditions precedent must be met before the initial Loan is made hereunder: (i) Payment of all fees required under this Loan Agreement or the Other Agreements; (ii) Receipt by Lender of satisfactory release documents from any and all conflicting secured creditors, (iii) Receipt by Lender of appropriate filings and other means of perfecting its security interest in the Collateral, including but not limited to specific assignments of Collateral consisting of instruments or evidenced by titles; (iv) Lender shall have received copies of the certificates and evidences of insurance contemplated under Section 5.6 hereof; (v) Receipt by Lender of adequate proof of free and clear ownership of the Collateral, including but not limited to paid in full invoices and cancelled checks or other means of payment for said invoices; (vi) Execution by Borrower and acceptable financial institution(s) of any required account control agreements for the benefit of Lender; (vii) Delivery by Borrower of a satisfactory executed Borrowing Base Certificate as of a recent date, (viii) Receipt by Lender of a Warrant to purchase 235,000 shares of Borrower’s Series B Convertible Preferred Stock on or before February 3, 2016 at a purchase price of $0.97875 per share in form and substance reasonably satisfactory to Lender (the “Warrant”), subject to execution by Lender of a joinder to the Stockholders Agreements in form and substance reasonably satisfactory to Borrower, (ix) execution by Lender and CID Mezzanine Capital L.P. of an Intercreditor Agreement, in form and substance reasonably satisfactory to Lender; and (x) Delivery by Borrower of a legal opinion of counsel to Borrower relating to this Agreement, the Warrants and the Other Agreements in form an substance reasonably satisfactory to Lender.
2.6 Payments and Taxes. Any and all payments made by Borrower under this Loan Agreement or any Other Agreement shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto) other than any taxes imposed on or measured by Lender’s overall net income and franchise taxes imposed on it (in lieu of net income taxes), by a jurisdiction (or any political subdivision thereof) as a result of Lender being organized or resident, conducting business or having its principal office in such jurisdiction (“Indemnified Taxes”). If any Indemnified Taxes shall be required by law to be withheld or deducted from or in respect of any sum payable under this Loan Agreement or any Other Agreement to Lender (w) an additional amount shall be payable as may be necessary so that, after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (x) Borrower shall make such withholdings or deductions, (y) Borrower shall pay the full amount withheld or deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) Borrower shall deliver to Lender evidence of such payment. Borrower’s obligation hereunder shall survive the termination of this Loan Agreement.
3. Interest, Fees and Repayment
3.1 Interest. Each Revolving Advance made pursuant to this Agreement shall bear interest payable monthly in arrears on the first Business Day of each month calculated on a 360 day year comprised of twelve (12) thirty day months at a rate equal to the Prime Rate plus 2.25% per annum. The Term Loan shall bear interest payable monthly in arrears on the first Business Day of each month, calculated on a 360 day year comprised of twelve (12) thirty day months at a per annum rate equal to the Loan Interest Rate specified in the related note, which rate shall be the sum of (i) 695 basis points plus (ii) the greater of (a) 4.54% or (b) the yield on Four-Year U.S. Treasury Notes on the date of such Loan, as reported in the Federal Reserve Statistical Release H-15 or in such other publication as Lender may reasonably select. Each Equipment Loan shall bear interest payable monthly in arrears on the first Business Day of each month, calculated on a 360 day year comprised of twelve (12) thirty day months at a per annum rate equal to the Loan Interest Rate specified in the related note, which rate shall be the sum of (i) 695 basis points plus (ii) the greater of (a) 4.53% or (b) the yield on Three-Year U.S. Treasury Notes on the date of such advance, as reported in the Federal Reserve Statistical Release H-15 or in such other publication as Lender may reasonably select. In no event shall interest accrue or be payable in connection with any Loan in an amount in excess of that permitted under applicable law. Payments due under any note and not made by their scheduled due date for a period in excess of five (5) days after their due date shall be overdue and shall be subject to a service charge in an amount equal to two percent (2%) of the delinquent amount, but not more than the maximum rate permitted by law, whichever is less. In addition and notwithstanding the forgoing, during the continuance of an Event of Default all outstanding principal (and past due interest, if any) in respect of the Loans shall bear interest (payable on demand) at a rate that is two percent (2%) per annum in excess of the rate of interest applicable to such Loans from time to time.
3.2 Fees.
     (a) Commitment Fee. Borrower agrees to pay to Lender a commitment fee (the “Commitment Fee”) equal to .75% per annum on the total amount of the Revolving Commitment, payable on the date of the first Revolving Advance and annually in advance on the anniversary of the date hereof.
     (b) Audit Fees. Borrower agrees to pay to Lender its reasonable expenses incurred in connection with a semi-annual audit of Borrower, payable in accordance with Section 9.5 below, until the Borrower Liabilities are paid in full, such auditor to be selected by Lender in its sole discretion.
     (c) Fees Earned. All fees payable hereunder shall be earned when due and payable hereunder, and shall not be refundable in whole or in part.
3.3 Repayment. Borrower’s Liabilities under this Loan Agreement are absolute and unconditional. Any and all costs, fees and expenses payable pursuant to this Loan Agreement or any of the Other Agreements shall be payable by Borrower to Lender or to such other person or persons designated by Lender, on demand (except as otherwise provided in this Loan Agreement). All payments to Lender shall be payable by 2:00 p.m. (prevailing Chicago time) at Lender’s principal place of business specified at the beginning of this Loan Agreement or at such other place or places as Lender may designate in writing to Borrower. All payments to Persons other than Lender shall be payable at such place or places as Lender may designate in writing to Borrower.
3.4 Application of Payments. Provided that an “Event of Default” (hereinafter defined) does not exist, the application of payments received by Lender pursuant to this Loan Agreement shall be applied first to any and all late charges, fees and expenses then due and payable hereunder; second to interest then due and payable hereunder; third to the principal of the Term Loan then due and payable, fourth to the principal of the Equipment Loan then due and payable, and finally to the principal of the Revolving Advances then outstanding. During the continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply any and all such payments received by Lender to any portion of Borrower’s Liabilities, including to any of Borrower’s Liabilities arising under any of the Other Agreements. Solely for the purpose of computing interest earned by Lender, payments received by Lender shall be applied as aforesaid on the Business Day of receipt by Lender. Checks or other items of payment received after 2:00 p.m. prevailing Chicago, Illinois time shall be deemed received the following Business Day.
3.5 Accuracy of Statements. Each statement of account by Lender delivered to Borrower relating to Borrower’s Liabilities shall be rebuttably presumed correct and accurate and shall constitute an account stated between Borrower and Lender unless thereafter waived in writing by Lender, in Lender’s discretion. Any objection to the statement that Borrower may have must be delivered to Lender, by registered or certified mail, within thirty (30) days after Borrower’s receipt of said statement.
4. Term and Prepayment
4.1 Term. This Loan Agreement shall be in effect until the payment in full to Lender of all of Borrower’s Liabilities (other than contingent obligations with respect to which no claims have been made) and termination of the Revolving Commitment and all other commitments of Lender to make Loans hereunder. Except as provided below, Borrower has no right to prepay Borrower’s Liabilities under this Loan Agreement and the Other Agreements.
4.2 Mandatory Prepayment of Revolving Loan. In the event the aggregate outstanding principal amount of the Revolving Advances at any time exceeds the lesser of (A) the Revolving Commitment or (B) the Borrowing Base, Borrower shall promptly, but not later than two (2) Business Days (or fifteen (15) days, in the event such overadvance has resulted solely from an adjustment to Reserves or a change to standards of eligibility of Accounts imposed by Lender), prepay the Revolving Loan in an amount equal to such excess.
4.3 Voluntary Prepayment and Commitment Reduction. (a) Borrower may upon at least 2 Business Days’ written notice to Lender, prepay without premium or penalty the outstanding principal amount of any or all of the Revolving Loan, in whole or in part at any time; provided, that each partial prepayment shall be an aggregate principal amount not less than $50,000. Upon the giving of such notice of prepayment, the principal amount of Revolving Loan specified to be prepaid shall become due and payable on the date specified for such prepayment.

     (b) Borrower may, upon at least twenty (20) Business Days’ written notice to Lender and without premium or penalty, terminate in whole or reduce in part the unused portion of the Revolving Commitment; provided, however, that (i) each partial reduction shall be in an aggregate amount of not less than $50,000 and (ii) Borrower shall not reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loan in accordance with Section 4.3(a), the aggregate unpaid principal amount of the Revolving Loan would exceed the lesser of the total Revolving Commitment and the Borrowing Base. A notice of termination or reduction given hereunder may be conditioned upon the closing by Borrower of any other transaction; provided, however, that Borrower shall pay Lender a fee of $500 in the event of the failure of Borrower to terminate or reduce the unused portion of the Revolving Commitment by the amount contained in such notice on the date specified therein; and provided, further, that only one such payment shall be due under Section 4.3 in the event of a concurrent failure to terminate or reduce the Revolving Commitment and prepay, in whole or part, the Term Loan or Equipment Loan, as specified in a notice from Borrower.
     (c) Borrower may, upon at least twenty (20) Business Days’ prior written notice to Lender (stating the proposed date of prepayment and the principal amount of the Term Loan or Equipment Loan to be prepaid), prepay the outstanding principal amount of the Term Loan or the Equipment Loan then outstanding in whole, or in part (but any such partial payment shall equal at least 25% of the aggregate principal amount outstanding of the Term Loan and the Equipment Loan), by paying to Lender, in immediately available funds, an amount equal to the sum of (i) the principal amount of the Term Loan or the Equipment Loan contained in the foregoing notice, (ii) all accrued and unpaid interest on the amounts of the Term Loan or the Equipment Loan to be repaid through the date of prepayment, and (iii) (A) in the event that such prepayment is made on or prior to the first anniversary of the date of this Loan Agreement, a prepayment premium equal to 2.5% of the principal amount being prepaid, or (B) in the event that such prepayments is made on or prior to the second anniversary of the date of this Loan Agreement, a prepayment premium equal to 1.5% of the principal amount being prepaid, or (C) in the event that such prepayments is made on or prior to the third anniversary of the date of this Loan Agreement, a prepayment premium equal to .75% of the principal amount being prepaid; provided, however, that no prepayment penalty shall be payable hereunder to the extent that (i) the Term Loan or the Equipment Loan is prepaid, in whole or in part, out of the proceeds of an initial public offering, or (ii) the Term Loan and the Equipment Loan are prepaid in whole in connection with any merger, sale or other business disposition. A notice of prepayment given hereunder may be conditioned upon the closing by Borrower of any other transaction; provided, however, that Borrower shall pay Lender a fee of $500 in the event of the failure of Borrower to pay the amount contained in such notice on the prepayment date specified therein; and provided, further, that only one such payment shall be due under Section 4.3 in the event of a concurrent failure to terminate or reduce the Revolving Commitment and prepay, in whole or part the Term Loan or Equipment Loan, as specified in a notice from Borrower.
5. Collateral and Security
5.1 Grant of Security Interest. To further secure to Lender the prompt full and faithful payment and performance of Borrower’s Liabilities and the prompt, full and complete performance by Borrower of each of its covenants and duties under this Loan Agreement and the Other Agreements, Borrower grants to Lender, a valid, first priority continuing security interest in and lien upon (subject to Permitted Liens) all of Borrower’s right, title and interest in and to all of the following, whether now owned or hereafter acquired and wherever located:
(i)	All Receivables;

(ii)	All Equipment;

(iii)	All Fixtures;

(iv)	All General Intangibles;

(v)	All Inventory;

(vi)	All Investment Property;

(vii)	All Deposit Accounts;

(viii)	All Cash;

(ix)	All Documents;

(x)	All Proceeds from the sale, transfer or other disposition of Intellectual Property;

(xi)	All other Goods and tangible and intangible personal property of Borrower other than Intellectual Property, whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and

(xii)	to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located and all products and proceeds of the foregoing including without limitation proceeds of insurance policies insuring the foregoing and all books and records with respect thereto;
(all of the foregoing personal property is hereinafter sometimes individually and sometimes collectively referred to as “Collateral”). Notwithstanding anything herein contained or construed to the contrary, Borrower is not granting to Lender, and Lender is not receiving from Borrower any grant of, a security interest in , and the term “Collateral” shall not include (i) any of the outstanding capital stock or other equity interests of any directly owned Subsidiary of Borrower organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia in excess of 65% of the voting power of all classes of such capital stock or other equity interests of such Subsidiary entitled to vote, (ii) assets subject to liens permitted by clause (iv) of the definition of Permitted Liens, to the extent junior liens are prohibited by the terms of the financing of such assets, so long as such financing remains unpaid, (iii) contracts, licenses or permits to the extent that the assignment thereof is prohibited by the terms thereof or applicable law, unless the relevant provisions of Article 9 of the UCC render such prohibition ineffective to the extent it would otherwise impair the creation, attachment or perfection of a security interest, or (iv) any of Borrower’s now owned or hereafter acquired Intellectual Property (other than a security interest in the Proceeds from the sale, transfer or other disposition of Intellectual Property); provided, however, that software, firmware and operating systems that cannot be removed from the Collateral without rendering the Collateral inoperable shall be deemed to be part of the “Collateral” unless such construction is prohibited by or inconsistent with any relevant license or other agreement respecting such software, firmware or operating system. Borrower shall make appropriate entries upon its financial statements and its books and records disclosing Lender’s security interest in the Collateral.
Borrower hereby further agrees that, except as previously disclosed, Borrower shall not hereafter grant a security interest in or pledge of its Intellectual Property to any other party; provided, however, that Borrower may continue to enter into non-exclusive licenses and similar arrangements with respect to such Intellectual Property in the ordinary course of Borrower’s business as long as (i) Borrower does not encumber for the benefit of a third party other than Lender and the holders of Permitted Liens any Proceeds or licensing or other fees payable to Borrower under any such license or arrangement, and (ii) no such license or arrangement shall prohibit or restrict Borrower from disposing of any Intellectual Property that is the subject of any such license or arrangement.
Lender agrees to release its security interest in any item of Collateral upon the sale of such item of Collateral if sold, transferred or disposed of in a transaction permitted by Section 7.2(a) hereof. Upon at least two (2) Business Days’ prior written request by the Borrower, the Lender shall execute such documents as may be necessary to evidence the release of its security interest in such item of Collateral, provided that such release shall not in any manner discharge, affect or impair the Borrower’s Liabilities or any security interest of the Lender in any other Collateral, including without limitation the proceeds of the item of Collateral subject to such sale, transfer or other disposition.
5.2 Further Assurances. Borrower shall execute and/or deliver to Lender, at any time and from time to time hereafter at the request of Lender, all agreements, instruments, UCC financing statements (or other required perfection instruments), documents and other written matter (hereinafter individually and/or collectively, referred to as “Additional Documentation”) that Lender reasonably may request, in a form and substance reasonably acceptable to Lender, to perfect and maintain Lender’s perfected security interest in the Collateral and to consummate the transactions contemplated in or by this Loan Agreement, the Warrants and the Other Agreements. Borrower, irrevocably, (a) hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower’s true and lawful attorney (and agent-in-fact) to sign the name of Borrower on the Additional Documentation and to deliver the Additional Documentation to such Persons as Lender, in its sole and absolute discretion, may elect, (b) authorizes completion and filing of any such Additional Documentation by Lender or its agents, whether paper or electronic, (c) hereby ratifies and confirms the completion and filing of Additional Documentation by Lender or its agent, paper or electronic, occurring prior to the date hereof, and (d) declares that

Borrower has the present intention to authenticate and process any such Additional Documentation, whether paper or electronic, and whether or not completed and filed by Lender or its agents before or after the date hereof.
5.3 Inspection of Collateral. Lender (by any of its officers, employees and/or agents) shall have the right, at any time or times during Borrower’s usual business hours and upon reasonable notice, to inspect the Collateral and all related records (and the premises upon which it is located) and to verify the amount and condition of or any other and all financial records and matters whether or not relating to the Collateral. During the continuance of an Event of Default, all costs, fees and expenses incurred by Lender, or for which Lender has become obligated, in connection with such inspection and/or verification shall be payable by Borrower to Lender. Borrower agrees to use its best efforts to cause its employees and agents to cooperate with Lender in all inspections.
5.4 Proceeds of Collateral. (a) Borrower shall establish and maintain, at its expense, lockboxes and related blocked accounts with such banks as are reasonably acceptable to Lender in good faith (such account or accounts being referred to herein, collectively, as the “Blocked Accounts”). Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Accounts in the identical form in which such payments are made, whether by cash, check or other manner, to the Blocked Accounts. Borrower shall deliver, or cause to be delivered to Lender an account control agreement in form and substance reasonably satisfactory to Lender and duly authorized, executed and delivered by Borrower and each bank where a Blocked Account is maintained.
     (b) All proceeds arising from the disposition of any Collateral by Borrower shall be delivered to Lender within one Business Day after receipt by Borrower, in their original form, duly endorsed to Lender, to be applied to Borrower’s Liabilities pursuant to Section 3.4 hereof. Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Lender. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Loan Agreement.
5.5 Third Party Claims. Lender, in its sole and absolute discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Loan Agreement or the Other Agreements or any Event of Default, may (but shall be under no obligation) at any time or times hereafter, to pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Collateral other than Permitted Liens. All sums paid by Lender in respect thereof and all costs, fees and expenses, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto incurred by Lender on account thereof shall be payable by Borrower to Lender.
5.6 Insurance. Borrower shall at all times throughout the term of this Agreement and any extension hereof procure and maintain at its own expense the following minimum insurance coverages which shall be provided by insurance carriers with an AM Best rating of A, Class C or as otherwise acceptable to Lender and with such deductibles and exclusions as approved by Lender in the exercise of its Permitted Discretion: (1) All risk property damage insurance covering the Collateral which shall include but not be limited to fire and extended coverage and where applicable mechanical breakdown and electrical malfunction, and which shall be written in amount not less than the greater of (x) the outstanding Loan balance or (y) the current replacement cost; and (2) Commercial general liability insurance which may include excess liability insurance written on occurrence basis with a limit of not less than $1,000,000; and, (3) Workers’ compensation insurance in accordance with statutory limits and employers’ liability coverage which may include excess liability in an amount not less than $500,000.
Any insurance carried and maintained in accordance with this Agreement by Borrower shall be endorsed to provide that: (i) Lender shall be loss payee with respect to the property insurance described in subsection (1) of the prior paragraph, and Lender shall be an additional insured with respect to the liability insurance described in subsection (2) of the prior paragraph; and (ii) The insurers thereunder waive all rights of subrogation against Lender, any right of setoff and counterclaim and any other right to deduction due to outstanding premiums, whether by attachment or otherwise; and (iii) Such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of Lender; and (iv) If such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any substantial change is made in the coverage that affects the interests of Lender, such cancellation or change shall not be effective as to Lender until thirty (30) days after receipt by Lender of written notice sent by registered mail from such insurer of such cancellation or change; providing, however, that such thirty (30) day period shall be reduced to ten (10) days in the case where cancellation results from the nonpayment of premiums. Borrower, irrevocably, appoints Lender as Borrower’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies and for making all determinations and decisions with respect to such policies, and such appointment will be immediately effective upon the occurrence and during the continuance of an Event of Default hereunder.
On or before the initial funding by Lender hereunder, and at each policy anniversary date, Borrower shall arrange to furnish Lender with appropriate Certificates of Insurance. Such Certificates of Insurance shall be executed by each insurer or by an authorized representative of each insurer, and shall identify insurers, the type of insurance, the insurance limits and the policy term and shall specifically list the special endorsements (i) through (v) above.
In case of the failure to procure or maintain such insurance, Lender shall have the right, but not the obligation, to obtain such insurance and any premium paid by Lender shall be immediately due and payable by Borrower to Lender. The maintenance of any policy or policies of insurance pursuant to this Section shall not limit any obligation or liability of Borrower pursuant to any other Sections or provisions of this Loan Agreement.
5.7 Charges on Collateral. Borrower shall not permit any material Charges to arise, or to remain, and Borrower shall pay promptly when due, and discharge, such Charges. In the event Borrower, at any time or times hereafter, shall fail to pay such Charges when due or to obtain such discharges, Borrower shall so advise Lender thereof in writing. Lender may, without waiving or releasing any obligation or liability of Borrower hereunder or Event of Default, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable by Borrower to Lender upon demand.
5.8 UCC Filing Authorization. Borrower hereby authorizes Lender and its counsel and other representatives to file, at any time on or after the date hereof, Uniform Commercial Code financing statements and continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as Lender may determine, in its Permitted Discretion, are necessary or advisable to perfect the security interests granted to Lender hereunder and under the Other Agreements. Such financing statements may describe the Collateral in the same manner as described herein or therein or may contain an indication or description of Collateral that describes such property in any other manner as Lender may determine is necessary or advisable to ensure the perfection of the security interest in the Collateral.
5.9 Accounts. So long as no Event of Default has occurred and is continuing, subject to Section 7.4 hereof, Borrower may settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default has occurred and is continuing, Lender may, at its option, notify Borrower that Lender intends to have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances and on and after such notice from Lender to Borrower, Lender shall have such exclusive right.
6. Warranties and Representations
6.1	Borrower Representations. Borrower warrants and represents to Lender as of the date hereof and as of the date of any Loan made hereunder, and agrees and covenants to Lender that:
     (a) Borrower is and at all times hereafter shall be (i) a Person having that legal name and organizational structure as set forth above (or as set forth in any notice delivered by Borrower to Lender pursuant to Section 7.2(i) hereof), duly organized and existing and in good standing under the laws of the state of its organization as set forth above (or as set forth in any notice delivered by Borrower to Lender pursuant to Section 7.2(i) hereof) and (ii) qualified or licensed to do business in all other states in which the laws require Borrower to be so qualified and/or licensed, except where failure to be so qualified and/or licensed has not had and could not reasonably be expected to have a Material Adverse Effect.
     (b) Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Loan Agreement, the Warrants and the Other Agreements and the execution, delivery and/or performance by Borrower of this Loan Agreement, the Warrants and the Other Agreements, and the use by Borrower of the proceeds of the Loans hereunder, shall not, by the lapse of time, the giving of notice or otherwise, conflict with or constitute a violation of any applicable law (including, without limitation, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof) or a breach of any provision contained in Borrower’s organizational documents or contained in any agreement, instrument or document to which Borrower is now or hereafter a party or by which it is or may become bound or give rise to or result in any default thereunder.

     (c) This Loan Agreement and the Warrants are (and when executed and delivered, each Other Agreement will be) the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (whether enforcement is sought in equity or at law).
     (d) Except as disclosed to Lender in writing prior to the date hereof, there are no actions or proceedings which are pending, or to its knowledge threatened, against Borrower, other than actions or proceedings which have not had and could not reasonably be expected to have a Material Adverse Effect. Borrower is not in breach of or a party to any contract or agreement or subject to any charge, restriction, judgment, decree or order which has had or could reasonably be expected to have a Material Adverse Effect, nor is Borrower in default in any material respect under any indenture, security agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound.
     (e) Borrower has and is in good standing with respect to all licenses, patents, copyrights, trademarks, trade names governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its properties as now owned or leased by it (except where the failure to have the same or to maintain the same in good standing has not had and could not reasonably be expected to have a Material Adverse Effect);
     (f) The financial statements delivered by Borrower to Lender prior to the date hereof and the Financials delivered by Borrower to Lender pursuant to Section 7.3 hereof fairly and accurately present in all material respects the assets, liabilities and financial conditions and results of operations of Borrower as of the dates and for the periods stated therein and have been prepared in accordance with generally accepted accounting principles, consistently applied (except, in the case of interim financial statements, for normal year-end adjustments and the absence of footnote disclosures), and no event, condition or change that has had, or could reasonably be expected to have, a Material Adverse Effect has occurred since the date of this Loan Agreement;
     (g) As to the Accounts and other Collateral, (i) Borrower has and at all times hereafter shall have good, indefeasible and merchantable title to and ownership of the Collateral and the Accounts described and/or listed on any certificate or schedule relating to the Accounts delivered to Lender, free and clear of all liens, claims, security interests and encumbrances except Permitted Liens; (ii) the Collateral shall be kept and/or maintained solely at the addresses identified in writing to Lender; (iii) Borrower, immediately on demand by Lender, shall deliver to Lender any and all evidence of ownership of, including without limitation, vendor invoices and proofs of payment thereof, certificates of title to and applications for title to, any Collateral; (iv) Borrower shall keep and maintain the Collateral in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved in all material respects; and (v) Borrower shall not permit any such material items to become a fixture to real estate or accession to other personal property without notifying Lender promptly thereof.
     (h) As to Lender’s security interest, (i) Lender’s security interest in the Collateral is now and at all times hereafter shall be perfected and have a first priority (subject to Permitted Liens); (ii) the offices and/or locations where Borrower keeps the Collateral and Borrower’s books and records concerning the Collateral are at the locations identified to Lender in writing and Borrower shall not remove such books and records and/or the Collateral therefrom to any other location unless Borrower gives Lender written notice thereof at least thirty (30) days prior thereto and the same is within the contiguous forty-eight (48) states of the United States of America; and (iii) the addresses identified to Lender in writing as Borrower’s chief executive office and principal place(s) of business are Borrower’s sole offices and place(s) of business, and Borrower, by written notice delivered to Lender at least thirty (30) days prior thereto, shall advise Lender of any change thereto.
     (i) Borrower is not an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940.
     (j) All material income and other tax returns and reports required to be filed by Borrower have been timely filed, and all taxes shown on such tax returns to be due and payable and all other material assessments, fees and governmental charges upon Borrower and its properties, assets, income, businesses and franchises have been paid when due and payable (other than those being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves).

     (k) As of the date hereof and of each Loan (i) the sum of Borrower’s debt (including contingent liabilities) does not exceed the present fair saleable value of Borrower’s then current assets; (ii) Borrower’s capital is not unreasonably small in relation to its business as it exists and as is contemplated at such time; and (iii) Borrower has not incurred and does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due.
     (l) No information furnished in writing to Lender by or on behalf of Borrower for use in connection with the transactions contemplated hereby (when taken as a whole) contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made. Except as disclosed to Lender in writing prior to the date hereof, there are no facts known to Borrower that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
     (m) Borrower has provided to Lender on or prior to the date hereof a schedule that correctly identifies the ownership interest (including all options, warrants and other rights to acquire capital stock) of Borrower and each of its Subsidiaries as of the date hereof.
     (n) (i) Borrower (A) has been and is in compliance in all material respects with all applicable Environmental Laws; (B) has not, as of the date of this Loan Agreement, received any communication, whether from a governmental authority or otherwise, alleging that Borrower is not in such compliance, and there are no past or present actions, activities, circumstances conditions, events or incidents that may prevent or interfere with such compliance in the future; (ii) there is no material Environmental Claim pending or, to the best knowledge of Borrower, threatened against Borrower or against any Person whose liability for such Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of law; and (iii) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release or presence of any Hazardous Material, which could reasonably be expected to form the basis of any material Environmental Claim against Borrower or, to the best knowledge of Borrower, against any Person whose liability for such Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of law.
     (o) (i) Borrower is an “operating company” within the meaning of the regulations of the United States Department of Labor included within 29 CFR Section 2510.3-101 (the “DOL Regulations”) or is in compliance with such other exception as may be available under such regulations to prevent the assets of Borrower from being treated as the assets of any employee benefit plan for purposes of the DOL Regulations and (ii) neither Borrower nor any Subsidiary of Borrower maintains or is obligated to make contributions to any employee benefit plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute (“ERISA”).
7. Affirmative and Negative Covenants
7.1 Affirmative Covenants. Borrower covenants with Lender that Borrower shall, and shall cause each of its Subsidiaries to: (a) preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business, (b) pay all material income and other taxes and assessments imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon (except those being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves), (c) comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, except where failure to comply could not reasonably be expected to have a Material Adverse Effect, (d) keep adequate books of record and account, in which complete entries shall be made of all financial transactions and the assets and of its business, and (e) promptly take any and all necessary Cleanup action on, under or affecting any property owned, leased or operated by Borrower in accordance with all laws and the policies, orders and directives of all federal, state and local governmental authorities, and conduct and complete such Cleanup action in material compliance with all applicable Environmental Laws.
7.2 Negative Covenants. Borrower covenants with Lender that Borrower shall not, and shall not permit any of its Subsidiaries to: (a) grant a security interest in, assign, sell or transfer any of the Collateral or any of its Intellectual Property to any person or permit, grant, or suffer or permit a lien, claim or encumbrance upon any of the Collateral or Intellectual Property, except for (i) Permitted Liens, (ii) the sale of Inventory and obsolete or unneeded Equipment in the ordinary course of business, (iii) the granting of non-exclusive licenses of software or Intellectual

Property in the ordinary course of business, and (iv) upon Lender’s prior written consent; (b) permit or suffer any material Charges to attach to or affect any of the Collateral; (c) permit or suffer any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of any of the Collateral; (d) merge or consolidate with or acquire any Person except (i) in the case of a merger or consolidation, in a transaction in which Borrower is the surviving Person or, if Borrower is not the surviving Person, if such transaction does not result in a Change of Control, or (ii) in the case of any other acquisition, if such transaction does not result in a Change of Control; (e) incur of permit or suffer to exist any indebtedness for borrowed money or for the deferred purchase price for property or services (other than Permitted Debt), (f) voluntarily prepay any such indebtedness prior to its scheduled maturity that is subordinated in right of payment to the Borrower’s Liabilities; (g) make or pay (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower (other than in-kind · stock dividends) or (ii) any redemption, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any outstanding warrants, options or other rights to acquire such shares; (h) enter into any transaction with any Affiliate or third party other than on an arms’ length basis (except for the payment of employee compensation in the ordinary course of business and the payment or reimbursement of reasonable and customary directors’ fees and expenses); (i) make any change in its business objectives, purposes or operations, which has, or could reasonably be expected to have, a Material Adverse Effect; U) without thirty (30) days’ prior written notice to Lender, make any change in its legal name or state of formation or organization; (j) adopt or otherwise become obligated to contribute to any employee benefit plan that is subject to Title IV of ERISA; or (k) take any action or fail to take an action if, as a result of such action or inaction, Borrower would fail to qualify as an “operating company” within the meaning of the DOL Regulations or otherwise comply with such other exception as may be available under such regulations to prevent the assets of Borrower from being treated as the assets of any employee benefit plan for purposes of the DOL Regulations.
7.3 Covenants regarding Financial Statements. Borrower shall cause to be furnished to Lender, (i) the unqualified, audited fiscal year-end financial statements of Borrower (which shall not contain any “going concern” exception or any exception relating to scope of review) no later than 150 days after the related fiscal year end, (ii) no later than 30 days after the related month end, the internally prepared monthly financial statements of Borrower, certified by Borrower’s chief financial officer, each containing consolidated and consolidating profit and loss statements for the month then ended and for Borrower’s fiscal year to date, consolidated and consolidating balance sheets as at the last day of such month and a consolidated statement of cash flows for the month then ended and for Borrower’s fiscal year to date, (iii) a monthly Compliance and Disclosure Certificate, substantially in the form of Exhibit A attached hereto and made a part hereof, (iv) promptly upon Borrower’s Board of Directors approval thereof, copies of Borrower’s annual operating plan and any revisions thereto and (v) such other financial and business information of Borrower as Lender may reasonably require, including such other financial and operating performance data as is provided to its outside investors or commercial lenders and, if applicable, required to be provided to shareholders by the Securities and Exchange Commission. Each financial statement to be furnished to Lender must be prepared in accordance with generally accepted accounting principles, consistently applied (except, in the case of interim financial statements, for normal year-end adjustments and the absence of footnote disclosures). Borrower also agrees to promptly provide to Lender notice of, and such other data and information (financial and otherwise) at any time and from time to time reasonably requested by Lender relating to, any legal actions or proceedings pending, or to its knowledge, threatened against Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or the occurrence of any event or change that has had, or could reasonably be expected to have, a Material Adverse Effect. Financial statements may be delivered via electronic mail to Lender.
7.4 Covenants relating to Accounts. (a) As soon as available but in any event within twenty (20) days of the end of each calendar month, Borrower shall deliver to Lender (i) a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as Lender may reasonably request, (ii) a detailed aging of Borrower’s Accounts (A) including all invoices aged by invoice date and due date (with an explanation of the terms offered) and (B) reconciled to the Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to Lender, together with a summary specifying the name, address, and balance due for each Account Debtor; (iii) a worksheet of calculations prepared by Borrower to determine Eligible Accounts detailing the Accounts excluded from Eligible Accounts and the reason for such exclusion; and (iv) a reconciliation of Borrower’s Accounts between the amounts shown in Borrower’s general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above.

     (b) Borrower may not grant any material credit, discount, allowance or extension, or enter into any agreement for any of the foregoing, except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower’s business in accordance with Borrower’s historic credit and collection practices and policies without the prior consent of Lender.
     (c) Lender shall have the right at any time or times, in Lender’s name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, facsimile transmission or otherwise.
7.5 Indemnification and Liability. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, and reasonable costs and expenses (including reasonable attorneys’ fees), of every nature, character and description, which Lender may sustain or incur based upon or arising out of the Collateral, any of Borrower’s Liabilities, this Loan Agreement, the Warrants or the Other Agreements, or any relationship between Lender and Borrower created hereby or thereby (except any such claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs or expenses sustained or incurred by Lender as the result of the gross negligence or willful misconduct of Lender). Should any third-party suit or proceeding be instituted by or against Lender with respect to any Collateral or relating to Borrower’s Liabilities, Borrower shall, without expense to Lender, make available Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding. Borrower’s obligation hereunder shall survive termination of this Agreement.
8. Default
8.1 Events of Default. The occurrence of any one of the following events shall constitute a default (“Event of Default”) by Borrower under this Agreement: (a) if Borrower fails to pay any principal of any Loans when due and payable or fails to pay any other Borrower’s Liabilities within five (5) days after the same are due and payable; (b) if any representation, warranty, financial statement, statement, report or certificate made, deemed made or delivered by Borrower, or any of its officers, employees or agents, to Lender under this Loan Agreement, the Warrants or any of the Other Agreements is not true and correct in all material respects when made, deemed made or delivered; (c) if Borrower fails or neglects to perform, keep or observe any term, provision, condition or covenant contained in this Agreement, the Warrants or in the Other Agreements, which is required to be performed, kept or observed by Borrower, other than the payment of Borrower’s Liabilities, and, in the case of (i) any covenant contained in Section 5.6,5.7,6.1,7.1,7.3 or 7.4 hereof, the same is not cured within fifteen (15) days, or (ii) the covenant contained in Section 7.2(i) hereof, the same is not cured within sixty (60) days; (d) if any of the Collateral or any of Borrower’s other material assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (e) if any event, condition or change shall occur that has had a Material Adverse Effect, and such Material Adverse Effect is not remediated within sixty (60) days; (f) if a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation shall be filed by or against Borrower (unless, if filed against Borrower, the same shall be dismissed within forty-five (45) days) or if Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower for its dissolution or liquidation; (g) if Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs for a period of more than fifteen (15) days; (h) if an application is made by Borrower or any Person for the appointment of a receiver, trustee or custodian for the Collateral or any of Borrower’s other material assets (unless, if made by any Person other than Borrower, the same shall be dismissed within forty-five (45) days); (i) if a notice of lien (other than a Permitted Lien) or Charges are filed of record with respect to any of the Collateral by any Person; G) if any Change of Control shall occur; (k) if any money judgment, writ or warrant of attachment or similar process (if not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) involving an amount of $250,000 or more shall be entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and the same is not released, discharged, bonded against or stayed pending appeal within forty-five (45) days after it first arises; (I) this Loan Agreement or any Other Agreement shall for any reason fail or cease to be valid and binding on, or enforceable in any material respect against, Borrower or any other party thereto (other than Lender) or Borrower shall so assert; (m) this Loan · Agreement or any Other Agreement shall for any reason cease to be in full force and effect or cease to create a valid and enforceable lien and security interest on any Collateral purported to be covered thereby or any such lien and security interest on any material portion of the Collateral shall fail or cease to be a perfected and first priority lien and security interest (subject to Permitted Liens); or (n) if Borrower is in default (i) in the payment of any indebtedness to Lender under any other agreement beyond any period of grace applicable thereto, or (ii) in the payment of any debt for borrowed money or for the deferred purchase price of property or services to any Person other than Lender in either case in excess of $250,000 or any other event shall occur or condition shall exist under any agreement or instrument relating to any such debt and such default, condition or event gives the holders of such debt (or any agent or trustee on their behalf) the then current right to accelerate such indebtedness. Borrower shall provide written notice of any events or circumstances which would give rise to a Default under this Section 8.1 promptly (but in no event more than one (1) Business Day) after becoming aware of such events or circumstances. Failure of Borrower to give such notice promptly shall constitute an Event of Default hereunder.
8.2 Lender’s Rights and Remedies. Upon an Event of Default under Section 8.1(e), without notice by Lender to, or demand by Lender of, Borrower, all of Borrower’s Liabilities shall be automatically accelerated and shall be due and payable forthwith and the Revolving Commitment and any other commitments to provide any financing hereunder shall be automatically terminated, and upon and during the continuance of any other Event of Default, without notice by Lender to, or demand by Lender of, Borrower, Lender may accelerate all of Borrower’s Liabilities and same shall be due and payable forthwith and/or Lender may terminate the Revolving Commitments and any other commitments to provide any financing hereunder. At any time that an Event of Default has occurred and is continuing, Lender may, in its sole and absolute discretion: (a) exercise any one or more of the rights and remedies accruing to a Lender under the Uniform Commercial Code or other applicable law of the relevant state or states or other applicable jurisdiction, and in equity, and under this Loan Agreement and the Other Agreements; (b) enter, with or without process of law and without breach of the peace, any premises where the Collateral or the books and records of Borrower related thereto is or may be located, and without charge or liability to Lender therefor seize and remove the Collateral (and copies of Borrower’s books and records relating to the Collateral) from said premises and/or remain upon said premises and use the same (together with said books and records) for the purpose of collecting, preparing and disposing of the Collateral; (c) sell, lease, license or otherwise dispose of the Collateral or any part thereof by one or more contracts at one or more public or private sales for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of such sale(s) only when such proceeds are actually received by Lender; and (d) require Borrower to assemble the Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and Borrower.
In addition, at any time an Event of Default has occurred and is continuing, Lender may, in its discretion, enforce the rights of Borrower against any Account Debtor, secondary obligor or other obligor in respect of any of the Accounts. Without limiting the generality of the foregoing, at any time or times that an Event of Default has occurred and is continuing, Lender may, in its discretion, at such time or times (1) notify any or all Account Debtors, secondary obligors or other obligors in respect thereof that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Accounts directly to Lender, (2) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of Borrower’s Liabilities, (3) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (4) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default has occurred and is continuing, at Lender’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.
All of Lender’s rights and remedies under this Loan Agreement and the Other Agreements are cumulative and non-exclusive. Exercise or partial exercise by Lender of one or more of its rights or remedies shall not be deemed an election, nor bar Lender from subsequent exercise or partial exercise of any other rights or remedies. Lender agrees to give notice of any sale to Borrower at least ten (10) days prior to any public sale or at least ten (10) days before the time after which any private sale may be held. Borrower agrees that Lender may purchase any such Collateral (including by way of credit bid), and may postpone or adjourn any such sale from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrower agrees that Lender has no obligation to preserve rights against prior parties to the Collateral.

8.3 Power of Attorney. Upon the occurrence and during the continuance of any Event of Default, without limiting Lender’s other rights and remedies, Borrower grants to Lender an irrevocable power of attorney coupled with an interest (in addition to such other powers of attorney granted to Lender elsewhere in this Loan Agreement), authorizing and permitting Lender at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower’s expense, execute on behalf of Borrower any Additional Documentation, or such other instruments or documents as may be reasonably necessary in order to exercise a right of Borrower or Lender, including but not limited to the execution of any proof of claim in bankruptcy, any notice of lien, claim of mechanic’s or other lien, or assignment or satisfaction of mechanic’s or other lien, or to take control in any manner of any cash or non-cash proceeds of Collateral and take any action or pay any sum required of Borrower pursuant to this Loan Agreement and any Other Agreement. In no event shall Lender’s rights under the foregoing power of attorney or any of Lender’s other rights under this Loan Agreement be deemed to indicate that Lender is in control of the business, management or properties of Borrower.
9. General Provisions
9.1 Notices. All notices, demands or other communications required or permitted to be given or delivered under or by reason of the provisions hereof shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent via facsimile transmission, (iii) the next Business Day after having been sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) four Business Days after having been mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties hereunder at their respective addresses and transmission numbers indicated on the signature page hereof, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
9.2 Severability. Should any provision of this Loan Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Loan Agreement, which shall continue in full force and effect.
9.3 Integration; Modification. This Loan Agreement, the Warrants, the Other Agreements and such other written agreements, documents and instruments as may be executed in connection herewith or pursuant hereto, including without limitation the Stockholders Agreements and joinders thereto (collectively, the “Transaction Documents”) are the final, entire and complete agreement between Borrower and Lender regarding the subject matter hereof and supersede all prior and contemporaneous negotiations and oral representations and agreements regarding such subject matter, all of which are merged and integrated in the Transaction Documents. There are no oral understandings, representations or agreements between the parties regarding such subject matter which are not set forth in the Transaction Documents. If any provision contained in this Loan Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Loan Agreement shall govern and control, it being the intent of the parties, however, that the terms of each of the Loan Agreement and the Other Agreements shall be remain in full force and effect. This Loan Agreement, the Warrants and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and Lender.
9.4 Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.
9.5 Attorneys Fees and Other Costs. Borrower shall reimburse Lender for all reasonable out-of-pocket costs and expenses, including but not limited to reasonable attorneys’ fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Lender in connection with any amendment or waiver to this Loan Agreement or any Other Agreement; seeking to enforce any of its rights hereunder against Borrower or the Collateral, including in bankruptcy; enforcing Lender’s security interest in the Collateral, and representing Lender in all such matters. Borrower shall also pay Lender’s standard charges for returned checks in effect from time to time. Lender acknowledges that Borrower has heretofore paid to Lender a due diligence fee in the amount of $25,000 to cover all costs and expenses incurred by Lender in connection with the preparation and negotiation of, and the consummation of the transactions contemplated by, this Loan Agreement, and Borrower has no obligation to reimburse Lender therefor to the extent such costs and expenses exceed the amount of such fee. Borrower’s obligation hereunder shall survive termination of this Agreement.
9.6 Benefit of Agreement; Assignment. The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and

Lender; provided, however, that Borrower may not assign or transfer any of its rights under this Loan Agreement without the prior written consent of Lender and Lender may not, unless an Event of Default has occurred and is continuing, assign or transfer any of its rights under this Loan Agreement to any Person other than an Eligible Assignee without the prior written consent of Borrower (which consent may not be unreasonably withheld), and any prohibited assignment shall be void. Notwithstanding anything herein to the contrary, Borrower hereby consents to Lender’s sale, assignment, transfer or other disposition of this Loan Agreement, the Warrants or the Other Agreements, or of any portion thereof, including without limitation Lender’s rights, titles, interests, remedies, powers and/or duties to any Eligible Assignee at any time and from time to time hereafter and to any Person upon the occurrence and during the continuance of an Event of Default (provided that, in the case of the Warrant or any of Lender’s rights, titles, interests, remedies, powers and/or duties thereunder, Lender complies with any additional transfer restrictions contained in the Warrant or the Stockholder Agreements). Borrower shall establish and maintain a record of ownership (the “Register”) in which it agrees to register by book entry Lender’s and each initial and subsequent assignee’s interest in each Loan, and in the right to receive any payments hereunder and any assignment of any such interest. Notwithstanding anything to the contrary contained in this Loan Agreement, the Loans (including the notes in respect of such Loans) are registered obligations and the right, title, and interest of Lender and its assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. In no event is any note to be considered a bearer instrument or bearer obligation. This Section shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Code or such regulations).
9.7 Joint and Several Liability. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.
9.8 Paragraph Headings. Paragraph headings are only used in this Loan Agreement for convenience. The term “including”, whenever used in this Loan Agreement, shall mean “including but not limited to”. This Loan Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Loan Agreement shall be construed strictly against Lender or Borrower under any rule of construction or otherwise.
9.9 Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or any Other Document, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law (“Excess Interest”). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any Other Agreement, then in such event: (1) the provisions of this subsection shall govern and control; (2) Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder or under any Other Agreement shall be, at such Lender’s option, (a) applied as a credit against the outstanding principal balance of Borrower’s Liabilities or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein or in any Other Agreement shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the “Maximum Rate”), and this Agreement and the Other Agreements shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest.
9.10 No Implied Waivers. Lender’s failure at any time or times hereafter to exercise any rights or remedies or to require strict performance by Borrower of any provision of this Loan Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith and all rights and remedies shall continue in full force and effect until all of Borrower’s Liabilities have been paid in full (other than contingent obligations with respect to which no claims have been made) and termination of the Revolving Commitment and all other commitments of Lender to make Loans hereunder. Any suspension or waiver by Lender of an Event of Default by Borrower under this Loan Agreement, the Warrants or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Loan Agreement, the Warrants or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. No waiver by Lender of any Event of Default or of any of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Loan Agreement, the Warrants or the Other Agreements shall be effective unless specifically waived by an instrument in writing signed by an officer of Lender.

9.11 Acceptance by Lender. This Loan Agreement become effective upon execution and delivery hereof by Borrower and acceptance by Lender, in writing. If so accepted by Lender, this Loan Agreement and the Other Agreements shall be deemed to have been made at Lender’s principal place of business as set forth above.
9.12 LAW AND VENUE. THIS LOAN AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. BORROWER CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. BORROWER WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER OR TO ASSERT THAT ANY ACTION INSTITUTED BY LENDER OR BORROWER IN SUCH COURT IS AN IMPROPER VENUE OR SUCH ACTION SHOULD BE TRANSFERRED TO A MORE CONVENIENT FORUM.
9.13 WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS LOAN AGREEMENT WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.
9.14 Confidentiality. Lender agrees to maintain the confidentiality of all information received from Borrower related to its business, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by Borrower (“Confidential Information”), except that Confidential Information may be disclosed (a) to Lender’s and its Affiliates’ directors, officers, managers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) in connection with the exercise or enforcement by Lender of any of its rights or remedies under the Transaction Documents, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.14, to any assignee or any prospective assignee of any of Lender’s rights or obligations under the Transaction Documents, (f) with the consent of Borrower or (g) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 9.14 or (ii) becomes available to Lender on a nonconfidential basis from a source other than Borrower. Lender’s obligations hereunder shall survive termination of this Loan Agreement for a period of 1 year.
Signature Page Follows:

In Witness Whereof, this Loan and Security Agreement has been duly executed as of the day and year first above written.

Accepted By:
Borrower:	SPS Commerce, Inc.	Lender:	RITCHIE CAPITAL FINANCE, L.L.C.
By:	/s/ Thomas C. Velin	By:	/s/ Mary J. Caulfield
Name:	Thomas C. Velin	Name:	Mary J. Caulfield
Title:	CFO	Title:	President
Address for	333 South Seventh Street,	Address for	2100 Enterprise Avenue
Notices:	Suite 1000,	Notices:	Geneva, IL 60134
	Minneapolis, MN 55402		Attention: Legal Department
	Attn: Chief Financial Officer	Telephone	630-845-5730
		Facsimile:	630-345-7932
Telephone:	612-435-9438
Facsimile:	612-435-9404		with a copy to:

225 West Washington
Chicago, IL 60606
Attention: Mark King
		Telephone:	630-482-7166
		Facsimile:	630-345-7955

EXHIBIT A
Officer’s Compliance and Disclosure Certificate
(attachment to monthly financial reports)
           Reference is hereby made to certain loan or credit agreements (together with all instruments, documents and agreements entered into in connection therewith, the “Loan Documents”) by and between RAM OPPORTUNITY FUND I, L.L.C. (“Lender”) and sps commerce, inc. (“Borrower”). The undersigned,                     , hereby certifies to Lender, on behalf of Borrower, that he/she is the duly elected and acting                      of Borrower and that:
(i)	FINANCIAL STATEMENTS — General. The attached financial statements fairly reflect the financial condition of Borrower in all material respects in accordance with generally accepted accounting principles applied in a consistent manner, except, in the case of interim financial statements, for normal year-end adjustments and the absence of footnote disclosures and, except as disclosed on the attached Schedule of Financial Statement Exceptions (if none, so state on said Schedule), there has been no material adverse change in the assets, liabilities or financial condition of Borrower since ___, 200_;

(ii)	FINANCIAL STATEMENTS — Off-Balance Sheet. All material off-balance sheet leasing obligations of Borrower and all material guarantees by Borrower of the financial obligations of others not otherwise listed and itemized on the attached financial statements are disclosed on the attached Schedule of Financial Statement Exceptions (if none, so state on said Schedule);

(iii)	FINANCIAL STATEMENTS — Related Party Transactions. All material transactions between Borrower and any of Borrower’s officers, employees or Affiliates, including but not limited to loans, receivables or payables due to/from Borrower’s officers, employees or Affiliates, but excluding any payment of employee compensation in the ordinary course of business and any payment or reimbursement of reasonable and customary directors fees and expenses, are disclosed on the attached Schedule of Financial Statement Exceptions (if none, so state on said Schedule);

(iv)	COMPLIANCE WITH APPLICABLE LAW. Except as noted on the attached Schedule of Compliance Issues, there are no events whereby Borrower or any of its Subsidiaries is acting or conducting business contrary to applicable local, state, or national laws in the country or countries in which said parties are conducting business, except for such events which have not had and could not reasonably be expected to have a Material Adverse Effect;

(v)	ABSENCE OF DEFAULT. Except as noted on the attached Schedule of Compliance Issues, no Default or Event of Default exists on the date hereof; and

(vi)	LITIGATION. Except as noted on the attached Schedule of Compliance Issues, there are no actions, suits or proceedings pending or, to the knowledge of Borrower and the undersigned, threatened against Borrower in any court or before any governmental commission, board or authority which, if adversely determined, will have a Material Adverse Effect (if none, so state on said Schedule).
The undersigned has executed this certificate on behalf of Borrower as of                     , 200_.
          Signature:

          By (printed name and title):

SPS COMMERCE, INC.
SCHEDULE OF FINANCIAL STATEMENT EXCEPTIONS

Category of Disclosure	Financial Date	Comments (if none, state “none”)
General Exceptions:

Off-Balance Sheet:

Related Party Transactions:
SCHEDULE OF COMPLIANCE ISSUES

Parties Involved	Date of filing/incident	Nature of Dispute or Issue (if none, state “none)”
Compliance Issues:

Litigation Issues:
     Signatory Initials:

SCHEDULE 1.RR
EXISTING INDEBTEDNESS
1.	Any and all indebtedness of any kind outstanding under, or incurred in connection with, that certain 15% Senior Subordinated Secured Note, dated May 16, 2003, in the original principal amount of $1,292,472.03, issued by SPS Commerce, Inc. (as Maker thereunder) to CID Mezzanine Capital, L.P. or its registered assigns (as Holder thereunder) (the “CID Debt”).
2.	SPS Commerce, Inc. is party to the following capital leases of Equipment (the “Capital Leases”):

		Balance at	Contract Increase
Company	Schedule	12/31/2005	in Liability 2006
Data Sales	6	$4,394.80

Data Sales	7	$8,641.02

Data Sales	8	$8,055.97

Dell	011	$4,917.74

Dell	012	$11,387.65

Dell	013	$19,759.30

Oracle/Key Financial*	N/A	$177,280.53	$77,400.00

		$234,437.01	$77,400.00

*	SPS Commerce, Inc.’s service and support agreement expires at the end of February, 2006. In March, 2006 the renewal fee, to extend this agreement, will be added to SPS Commerce, Inc.’s lease liability. This addition does not increase our quarterly liability.

SCHEDULE 1.TT
EXISTING LIENS
1.	Liens, security interests and other encumbrances on substantially all of the assets of SPS Commerce, Inc. securing the CID Debt.
2.	Liens, security interests and other encumbrances on the leased Equipment securing obligations under the Capital Leases.

EXHIBIT B
Borrowing Base Certificate

Ritchie Capital Finance, L.L.C.	SPS Commerce, Inc.
Technology and Life Science	333 South Seventh Street
2100 Enterprise Avenue	Minneapolis, MN 55403
Geneva, IL 60134
As of Revolver Agreement No. V06101

	Foreign		Domestic		Total
I. Accounts receivable
1. Accounts receivable (book value from detailed aging report)

2. Other Receivables (As applicable, to be determined by Lender)	—		—

3. Total accounts receivable		—		—	$—

IIa. Accounts receivable reductions:
4. Ineligible Accounts Receivable:
4a. Accounts unpaid over 90 days from Invoice date

4b. Cross Age: 25% or greater of a Single Account Debtor is unpaid more than 90 days from inv date	0		0

4c.* Concentration Limit: Single Account Debtor exceeds 20% of total Accounts Rec. book value (#3)	0		0

4d.** Other — Foreign A/R defined as ineligible (ref. EXIM Country Limitation Sched) and Govt. A/R	0		0

5. Total accounts receivable deductions		0		0

6. Total Eligible Accounts Domestic and Foreign (#3 minus #5)		—		—

7a. Loan Value of Domestic Accounts (85% of #6, Domestic Column)				$0

7b. Loan Value of Foreign Accounts (70% of #6, Foreign Column)		$0			$—

III. Balances (Foreign & Domestic Combined)
8. Combined total Loan Value of Eligible Accounts (From lines #7a, 7b, and 7c above)		—

9. Current balance owing on Line of Credit as of the date of this Certificate		—

10. Total Borrowing Availability based on Loan Value of Eligible Accounts (#8 minus #9)		—

11. Maximum Line or Credit Amount			1,250,000

12. Total Borrowing Availability (lesser of #10 or #11)

IV. Loan Balance Allocation
13. Balance Outstanding Attributed to Value of Foreign Receivable Loan Value		$0
14. Balance Outstanding Attributed to Value of Domestic Receivable Loan Value

CURRENT BALANCE OWING AS OF DATE OF CERTIFICATE	0.00%	$0

V. Request for Funding:
Borrower hereby requests that the amount at the right be advanced pursuant to the terms of the Revolver Agreement and as permitted by the forgoing calculations		$0

VI. Amount Repaid:
Borrower hereby remits the amount at the right as either a Mandatory Prepayment (if #12 above is a negative number) or a voluntary prepayment of principal		$0

VII. Other amounts remitted by Borrower for expenses and fees (detail on attachment)		$0

VII. Most recent financial statement being provided as attachment:

*	Concentration Limit in #4c above shall be calculated by multiplying gross book value book A/R times 20%, the result being the Concentration Limit. The ineligible portion, for any single account debtor, shall be the amount that exceeds the Concentration Limit for that account debtor.

**	A/R arising from sales directly to the Federal Government requires specific documentation for eligibility including notification and acknowledgement by the government entity regarding assignability, etc. Government A/R is considered Ineligible until such documentation has been completed.
The undersigned represents and warrants that the foregoing is true and complete, and that the information reflected in this Borrowing Base Certificate complies with the representations set forth in the above-designated Revolver. If a request for funding is hereby made, the undersigned hereby represents and warrants that all conditions precedent for the making of an advance under the Revolver have been satisfied or waived.

Borrower:	SPS Commerce, Inc.

Signature:

Name:

Title:

Date:

EXHIBIT C
SCHEDULE A TO FUNDING REQUEST NO FOR LOAN AND SECURITY AGREEMENT NO V06101 BY AND BETWEEN RITCHIE CAPITAL FINANCE LLC. AS LENDER AND SPS COMMERCE INC. AS BORROWER

								Customized						Maximum
								Items/				Aged #	Accum	Advance	Customer	Customer
Vendor name	Invoice #	Invoice Date	QTY	Description	Serial Number	Equip Cost	Freight	Installation	Tax	Sub Total	Total	Months	Depreciation	Amount	Payment Date	Check Number
						5,000.00	100,00

											Final Advance Amount:				Initials

Equipment Location:

EXHIBIT D
Borrowing Base Certificate

Ritchie Capital Finance, L.L.C.	SPS Commerce, Inc.
Technology and Life Science	333 South Seventh Street
2100 Enterprise Avenue	Minneapolis, MN 55403
Geneva, IL 60134
As of Revolver Agreement No. V06101

	Foreign		Domestic		Total
I. Accounts receivable
1. Accounts receivable (book value from detailed aging report)

2. Other Receivables (As applicable, to be determined by Lender)	—		—

3. Total accounts receivable		—		—	$—

IIa. Accounts receivable reductions:
4. Ineligible Accounts Receivable:
4a. Accounts unpaid over 90 days from Invoice date

4b. Cross Age: 25% or greater of a Single Account Debtor is unpaid more than 90 days from inv date	0		0

4c.* Concentration Limit: Single Account Debtor exceeds 20% of total Accounts Rec. book value (#3)	0		0

4d.** Other — Foreign A/R defined as ineligible (ref. EXIM Country Limitation Sched) and Govt. A/R	0		0

5. Total accounts receivable deductions		0		0

6. Total Eligible Accounts Domestic and Foreign (#3 minus #5)		—		—

7a. Loan Value of Domestic Accounts (85% of #6, Domestic Column)				$0

7b. Loan Value of Foreign Accounts (70% of #6, Foreign Column)		$0			$—

III. Balances (Foreign & Domestic Combined)
8. Combined total Loan Value of Eligible Accounts (From lines #7a, 7b and 7c above)		—

9. Current balance owing on Line of Credit as of the date of this Certificate		—

10. Total Borrowing Availability based on Loan Value of Eligible Accounts (#8 minus #9)		—

11. Maximum Line of Credit Amount			1,250,000

12. Total Borrowing Availability (lesser of #10 or #11)

IV. Loan Balance Allocation
13. Balance Outstanding Attributed to Value of Foreign Receivable Loan Value		$0
14. Balance Outstanding Attributed to Value of Domestic Receivable Loan Value

CURRENT BALANCE OWING AS OF DATE OF CERTIFICATE	0.00%	$0

V. Request for Funding:
Borrower hereby requests that the amount at the right be advanced pursuant to the terms of the Revolver Agreement and as permitted by the forgoing calculations		$0

VI. Amount Repaid:
Borrower hereby remits the amount at the right as either a Mandatory Prepayment (if #12 above is a negative number) or a voluntary prepayment of principal		$0

VII. Other amounts remitted by Borrower for expenses and fees (detail on attachment)		$0

VIII. Most recent financial statement being provided as attachment:

*	Concentration Limit in #4c above shall be calculated by multiplying gross book A/R times 20%, the result being the Concentration Limit. The ineligible portion, for any single account debtor, shall be the amount that exceeds the concentration Limit for that account Debtor.

**	A/R arising from sales directly to the Federal Government requires specific documentation for eligibility including notification and acknowledgment by the government entity regarding assign ability, etc. Government A/R is considered ineligible until such documentation has been completed.
The undersigned represents and warrants that the foregoing is true and complete, and that the information reflected in this Borrowing Base Certificate complies with the representations set forth in the above-designated Revolver. If a request for funding is hereby made, the undersigned hereby represents are warrants that all conditions precedent for the making of an advance under the Revolver has been satisfied or waived.

Borrower:	SPS Commerce, Inc.

Signature:

Name:

Title:

Date: